Exhibit 10.14
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ASSET MANAGEMENT SERVICES AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ASSET MANAGEMENT SERVICES AGREEMENT (this “First Amendment”) is made as of November 17, 2016, by and between KBS ACQUISITION SUB, LLC, a Delaware limited liability company (the “Company”), and GPT REALTY MANAGEMENT LP, a Delaware limited partnership (successor-in-interest to GKK Realty Advisors LLC, a Delaware limited liability company) (“Manager”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Second Amended and Restated Asset Management Services Agreement, dated as of June 29, 2016, between the Company and Manager (the “Agreement”), the Company retained Manager to provide certain asset management services with respect to the Properties (as defined in the Agreement). All capitalized terms used but not defined herein shall have their respective meanings set forth in the Agreement.
WHEREAS, the Company and Manager now desire to amend the Agreement upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the covenants and agreements hereinabove and hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto agree as follows:
1.Amendment. The Company and Manager hereby amend the Agreement as follows:
(a)    Termination Date. The words “December 31, 2016”, wherever found in the Agreement, shall be deleted and stricken in their entirety and replaced with “March 31, 2017.” The words “January 1, 2017”, wherever found in the Agreement, shall be deleted and stricken in their entirety and replaced with “April 1, 2017.”
(b)    Base Management Fee. Notwithstanding anything contained in Section 6(a) of the Agreement to the contrary, for the period commencing on January 1, 2017 and continuing through and including March 31, 2017, the Base Management Fee shall be reduced from $625,000 per month to $550,000 per month and shall otherwise be payable as set forth in the Agreement..
(c)    St. Petersburg Fee. In addition to all other amounts otherwise due and payable Manager pursuant to the Agreement, the Company shall pay Manager an amount equal to One Million and No/100 Dollars ($1,000,000.00) (the “St. Petersburg Fee”) upon the consummation of the transfer of that certain Property commonly known as 410 Central Avenue, St. Petersburg, Florida 337701 and identified as Property Number RG 1800 on Annex A-1 to the Agreement (the “St. Petersburg Property”) pursuant to that certain Lease Termination, Settlement, Release, and Acquisition Agreement more particularly described on Schedule 1 attached hereto.

(d)    Duties of Manager. Effective as of the date hereof, Section 2(g) of the Agreement shall be deleted and stricken in its entirety.
(e)    BD2 Portfolio.

(i)
Solely with respect to the Properties included in the BD2 portfolio, which have not been sold as of March 31, 2017, (the “BD2 Properties”), the term “Fair Value of Applicable Portfolios” as used throughout the Agreement shall mean “the gross fair market value of the BD2 Properties as determined by a broker opinion of value prepared by Will Pike of CBRE or Tom Benneville of Jones Lang LaSalle, as agreed upon by Manager and the Company (the “Valuation”), which Valuation shall be binding on the Company and the Manager.

(ii)	Solely with respect to the BD2 Properties, which have not been sold as of March 31, 2017, the term “Asset Value Documentation” shall mean the Valuation.
(f)    Harborside. Notwithstanding anything contained in the agreement to the contrary, effective as of December 31, 2016, Manager shall have no duties with respect to, and not be required to perform any services with respect to, Harborside Financial Center, Plaza 10, 3 Second Street, Jersey City, NJ (“Harborside”). In addition, if and when Manager actually receives any release of cash collateral serving as security for any currently existing letter of credit posted with respect to Harborside, Manager will transfer such released cash collateral to Company promptly following receipt thereof by Manager.
(g)    No Termination Without Cause. Section 10 of the Agreement is hereby amended and restated in its entirety as follows:
The “Term” of this Agreement is from the Effective Date through March 31, 2017, subject to the right of (1) the Company to terminate this Agreement at any time on thirty (30) days prior written notice for Cause hereunder or for Cause under the Accounting/Construction Services Agreement and (2) the right of Manager to terminate this Agreement in the event of a Company Default.
(h)    Termination Fee. Section 1(nn) of the Agreement is hereby deleted and stricken in its entirety. All other references contained in the Agreement to the term “Termination Fee” are hereby deleted and stricken in their entirety and any provisions of the Agreement affected thereby shall be revised mutatis mutandis.
(i)    Fraud Loss. Section 1(t) of the Agreement is hereby amended and restated in its entirety as follows:

“Fraud Loss” means an unreimbursed actually incurred loss, cost or expense arising out of the fraud, misappropriation of funds or embezzlement against Company or other willful and material violation of this Agreement by Manager or any employees of Manager.
(j)    Accounting and Legal Reimbursements. Notwithstanding anything to the contrary in Section 7 of the Agreement to the contrary, the Company shall not be required to reimburse Manager for any accounting and/or legal fees incurred by Manager in connection with the Properties accruing during the period from January 1, 2017 to March 31, 2017 and none of the foregoing shall be deemed “Expenses”.
2.    Miscellaneous.
(a)    Except as modified by this First Amendment, all of the terms, covenants, conditions and provisions of the Agreement shall remain and continue unmodified, in full force and effect. From and after the date hereof, the term “this Agreement” shall be deemed to refer to the Agreement, as amended by this First Amendment. If and to the extent that any of the provisions of this First Amendment conflict or are otherwise inconsistent with any provisions of the Agreement, the provisions of this First Amendment shall prevail.
(b)    This First Amendment, together with the Agreement, contains the entire agreement between the Company and Manager with respect to the matters stated herein. This First Amendment cannot be changed in any manner except by a written agreement signed by the Company and Manager.
(c)    This First Amendment shall be governed in all respects by the laws of the State of New York.
(d)    This First Amendment may be executed in one or more original counterparts, each of which shall constitute an original, and all of which together shall constitute but one and the same instrument. An electronically transmitted or facsimile of a signature shall have the same legal effect as an originally drawn signature.
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IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.
COMPANY:

KBS ACQUISITION SUB, LLC,
a Delaware limited liability company

By:      /s/ Jeff Waldvogel
Name:     Jeff Waldvogel
Title:     Chief Financial Officer

MANAGER:

GPT REALTY MANAGEMENT LP,
a Delaware limited partnership

By:     GPT Realty Management GP LLC,
a Delaware limited liability company
Its:    General Partner

By:      /s/ Allan B. Rothschild
Name:     Allan B. Rothschild
Title:     Managing Director

Schedule 1

Lease Termination, Settlement, Release, and Acquisition Agreement dated February 4, 2016, by and between First States Investors 3300, LLC and Betsy Pheil, William Walker Pheil, Clarence David Pheil, as Successor Trustee of the Clarence E. Pheil Marital and Bypass Trust, Thomas W. Pheil, Frederick Peter Pheil, Clarence David Pheil, Walter P. Bobbitt, Jr., as Successor Trustee of the Bertha Preil Bobbitt Revocable Trust, Guy Van Middlesworth, as Successor Trustee of the Bertha Pheil Bobbitt Revocable Trust, Walter Pearson Bobbitt, Robert F. Pheil, and Jenna Moyer, as executor of the estate of Charlene Martin, deceased.